Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0577130 (I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)

THE TIMKEN SHARE INCENTIVE PLAN
(Full title of the plan)

Scott A. Scherff
Corporate Secretary and Assistant General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)

(330) 438-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered	Registered	Share	Price (1)(2)	Fee

Common Stock without par value	250,000 shares	$17.03	$4,257,500	$344.43

(1)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low sale prices for Common Stock on the New York Stock Exchange on May 15, 2003.

(2)	Estimated solely for the purposes of determining the registration fee.

PROSPECTUS

THE TIMKEN COMPANY

1,917 Shares of Common Stock

     This Prospectus relates to up to 1,917 shares of the Common Stock, without par value, of Timken, which may be sold from time to time by the selling shareholders referred to in this Prospectus. It is anticipated that the selling shareholders will offer Common Stock for sale at prevailing prices on the New York Stock Exchange on the date of sale. Timken will not receive any part of the proceeds of sales made by the selling shareholders. All expenses of registration incurred in connection with the offering of Common Stock by the selling shareholders are being borne by Timken, but all selling and other expenses incurred by the selling shareholders will be borne by them. The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act; therefore, commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock is traded on the New York Stock Exchange under the symbol “TKR”.

     Timken’s principal executive offices are located at 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798. The phone number is
(330) 438-3000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 16, 2003.

     No person is authorized to give any information or make any representations, other than those contained in this Prospectus, in connection with the offering made hereby. If given or made, no such information or representations may be relied upon as having been authorized by Timken or the selling shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, and there shall not be any sale of, these securities by any person in any jurisdiction in which it is unlawful for that person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

     As used in this Prospectus, except as otherwise specified, all references to “Timken,” “we,” “us,” “our” and similar references are to The Timken Company, an Ohio corporation, and its consolidated subsidiaries.

AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act, and in accordance with these requirements, we file reports and other information with the Securities and Exchange Commission. The reports, proxy statements and other information filed by us can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding us at http:www.sec.gov. Our Common Stock is listed and traded on the New York Stock Exchange under the symbol “TKR”. Reports, proxy statements and other information concerning us can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a Registration Statement on Form S-8 with the SEC under the Securities Act with respect to the Common Stock covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement. The Registration Statement can be inspected at the public reference facilities of the SEC indicated above, and copies of the Registration Statement may be obtained from the SEC at prescribed rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supercede the previously filed information. We incorporate by reference the following documents:

1. Timken’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

2. Timken’ s Quarterly Report on Form l0-Q for the fiscal quarter ended March 31, 2003.

3. Timken’s Current Reports on Form 8-K dated January 22, 2003, February 7, 2003, and February 18, 2003; and

4. The description of Timken’s Common Stock, without par value, contained in Timken’s Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments and reports filed for the purpose of updating that description.

5. All documents filed by Timken pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all Common Stock offered has been sold or deregistering all Common Stock then remaining unsold.

     Upon oral or written request by any person (including any beneficial owner) to whom a copy of this Prospectus is delivered, we will provide without charge a copy of any and all documents incorporated by reference, excluding exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents. Requests for copies should be directed to Corporate Secretary, The Timken Company, 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798 (phone number: (330) 438-3000).

THE TIMKEN COMPANY

     We are a leading global manufacturer of highly engineered bearings, alloy and specialty steel and related components. We are the world’s largest manufacturer of tapered roller bearings and alloy seamless mechanical steel tubing and the largest North American based bearings manufacturer. As of December 31, 2002, we had facilities in 27 countries on six continents and employed approximately 18,000 people. We manufacture two basic product lines: anti-friction bearings and steel products, and we report our business in three segments: automotive bearings, industrial bearings and steel.

     In the bearing industry, we are best known for our principal product, the tapered roller bearing, which was originally patented in 1898 by our founder, Henry Timken. Our tapered roller bearings are used in a wide variety of products and applications, including passenger cars, trucks, aircraft wheels, locomotives and railroad cars and equipment for agriculture, construction, mining, pulp and paper processing, power generation, metal processing and metal mills. We also produce high-quality spherical and cylindrical roller bearings for large gear drives, rolling mills and other process industry and infrastructure development applications. In addition, our aerospace and super precision facilities produce high-performance ball and cylindrical bearings for ultra high-speed and high-accuracy applications. These types of bearings are used in aircraft and helicopter engines, gear boxes, transmissions, flight and fuel controls, missile guidance systems, dental handpieces, robotic equipment and semiconductor manufacturing equipment. A small part of our business involves providing bearing reconditioning services for industrial and railroad customers, both internationally and domestically.

     Our steel products include steels of intermediate alloy, low alloy and carbon grades. We also make vacuum processed specialty steels. Our steel products are available in a wide range of solid and tubular sections with a variety of lengths and finishes. We sell our steel products, including semifinished and finished precision steel components, to other anti-friction bearing companies and to companies in the automotive, tooling, aerospace, forging, and oil and gas drilling industries, and to steel service centers.

     On February 18, 2003, we completed our acquisition of Torrington. Torrington is a leading worldwide producer of needle roller, heavy-duty roller and ball bearings and motion control components and assemblies. Torrington has been a leader in the bearing industry for over 100 years and is a leading manufacturer of needle roller bearings. It produces a wide range of bearings sold under a number of brand names. Torrington also produces a variety of precision motion control components and assemblies, such as steering shaft assemblies and steering column shafts. Torrington sells its products directly or through authorized distributors to automotive and industrial manufacturers, as well as to aftermarket users throughout the world.

     The company was founded in 1899 by Henry Timken and his two sons in St. Louis, Missouri, as The Timken Roller Bearing Axle Company, after Henry received two patents for his invention of the tapered roller bearing. Timken moved to Canton, Ohio and was incorporated in 1904 under the laws of the State of Ohio as The Timken Roller Bearing Company.

     Our principal executive offices are located at 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798. Our telephone number is
330-438-3000.

SELLING SHAREHOLDERS

     The Common Stock covered by this Prospectus was initially acquired on the open market for the accounts of the selling shareholders by the trustee of the trust established by Timken under the Timken Share Incentive Plan (the “Plan”). The selling shareholders from time to time may offer for sale some or all of the Common Stock covered by this Prospectus following distribution from the trust; therefore, no estimate can be given as to the amount of Common Stock that may be offered for sale under this Prospectus at any particular time.

     No selling shareholder has acquired 1,000 shares or more issuable under the Plan. Certain unnamed non-affiliates may use this prospectus for reoffers and resales of shares acquired under the Plan up to that amount.

USE OF PROCEEDS

     All Common Stock sold pursuant to this Prospectus will be sold by the selling shareholders for their own accounts, and we will not receive any proceeds from those sales.

PLAN OF DISTRIBUTION

     The selling shareholders have not advised us of any specific plans for the distribution of Common Stock covered by this Prospectus. We anticipate that the selling shareholders will offer the Common Stock covered by this Prospectus for sale from time to time on the New York Stock Exchange at the then-prevailing market prices. The selling shareholders may also make private sales directly or through a broker or brokers, who may act as agent or principal or as both agent and principal. If Common Stock is sold through brokers, the selling shareholders may pay customary brokerage charges and commissions. In connection with any sales, the selling shareholder and any brokers participating in the sales may be deemed to be “underwriters” within the meaning of the Securities Act; therefore, commissions received by the brokers may be deemed to be underwriting commissions under the Securities Act.

     Any Common Stock covered by this Prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this Prospectus.

     There can be no assurances that any of the selling shareholders will sell any or all of the Common Stock offered under this Prospectus.

     The Common Stock to which this Prospectus relates is listed on the New York Stock Exchange.

Transfer Agent and Registrar

     National City Bank is the Transfer Agent and Registrar of the Common Stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard of the corporation’s best interests.

     Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     Article IV of Timken’s Amended Regulations provides that it shall indemnify its directors, officers and employees and may indemnify its agents, to the fullest extent permitted by law under various conditions and subject to various qualifications, and reads as follows:

     SECTION 1. Indemnification

     The Corporation shall indemnify, to the fullest extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine, and provided, further, that the Corporation shall not be required hereby to indemnify any person with respect to any action, suit or proceeding that was initiated by such person unless such action, suit or proceeding was initiated by such person to enforce any rights to indemnification arising hereunder and such person shall have been formally adjudged to be entitled to indemnity by reason hereof. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 2. Insurance

     The Corporation may, to the full extent then permitted by law, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article IV against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

     SECTION 3. Indemnification Agreements

     The Corporation may, to the fullest extent then permitted by law, enter into indemnification agreements with any person described in Section 1 of this Article IV.

     We have entered into contracts with some of our directors and officers that indemnify them against many of the types of claims that may be made against them. We also maintain insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in our Amended Regulations.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Timken, Timken has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Part II

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed by The Timken Company (the “Company”) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(1)	Annual Report of the Company on Form 10-K for the year ended December 31, 2002;

(2)	Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2003;

(3)	Current Reports of the Company on Form 8-K dated January 22, 2003, February 7, 2003, and February 18, 2003; and

(4)	The description of the Company’s common stock, without par value, contained in the Company’s Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments and reports filed for the purpose of updating that description.

     All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard of the corporation’s best interests.

     Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     Article IV of the Company’s Amended Regulations provides that it shall indemnify its directors, officers and employees and may indemnify its agents, to the fullest extent permitted by law under various conditions and subject to various qualifications, and reads as follows:

     SECTION 1. Indemnification

     The Corporation shall indemnify, to the fullest extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine, and provided, further, that the Corporation shall not be required hereby to indemnify any person with respect to any action, suit or proceeding that was initiated by such person unless such action, suit or proceeding was initiated by such person to enforce any rights to indemnification arising hereunder and such person shall have been formally adjudged to be entitled to indemnity by reason hereof. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 2. Insurance

     The Corporation may, to the full extent then permitted by law, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article IV against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

     SECTION 3. Indemnification Agreements

     The Corporation may, to the fullest extent then permitted by law, enter into indemnification agreements with any person described in Section 1 of this Article IV.

     The Company has entered into contracts with some of its directors and officers that indemnify them against many of the types of claims that may be made against them. The Company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in the Company’s Amended Regulations.

Item 7. Exemption from Registration Claimed.

     The shares of Common Stock of the Company to be reoffered and resold pursuant to this registration statement were acquired on the open market without registration under Section 5 of the Securities Act by the trustee of the Timken Share Incentive Plan, established and administered in accordance with the laws of England and Wales, on behalf of persons not resident in the United States who are employed by subsidiaries of the Company in reliance on the off-shore nature of the offering.

Item 8. Exhibits.

4(a)	Amended Articles of Incorporation of the Company (filed as Exhibit 4(a) to the Company’s Registration Statement No. 333-02553 on Form S-8 and incorporated herein by reference)

4(b)	Amended Code of Regulations of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference)

4(c)	The Timken Share Incentive Plan

23	Consent of Independent Auditors

24	Power of Attorney

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 16th day of May, 2003.

THE TIMKEN COMPANY

By: /s/ Scott A. Scherff
Scott A. Scherff Corporate Secretary and Assistant General Counsel

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James W. Griffith	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2003

* Glenn A. Eisenberg	Executive Vice President — Finance and Administration (Principal Financial Officer)	May 16, 2003

* Sallie B. Bailey	Senior Vice President — Finance and Controller (Principal Accounting Officer)	May 16, 2003

* W. R. Timken, Jr.	Director and Chairman	May 16, 2003

* Stanley C. Gault	Director	May 16, 2003

* John A. Luke, Jr.	Director	May 16, 2003

* Robert W. Mahoney	Director	May 16, 2003

* Jay A. Precourt	Director	May 16, 2003

* Ward J. Timken, Jr.	Director	May 16, 2003

* John M. Timken, Jr.	Director	May 16, 2003

* Ward J. Timken	Director	May 16, 2003

* Joseph F. Toot, Jr.	Director	May 16, 2003

* Martin D. Walker	Director	May 16, 2003

* Jacqueline F. Woods	Director	May 16, 2003

Joseph W. Ralston	Director	May , 2003

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.

DATED: May 16, 2003	By:	/s/ Scott A. Scherff Scott A. Scherff, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
4(a)	Amended Articles of Incorporation of the Company (filed as Exhibit 4(a) to the Company’s Registration Statement No. 333-02553 on Form S-8 and incorporated herein by reference)

4(b)	Amended Code of Regulations of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

4(c)	The Timken Share Incentive Plan

23	Consent of Independent Auditors

24	Power of Attorney